Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) and related prospectus of Genesys S.A. and to the incorporation by reference therein of our report dated May 12, 2003, with respect to the consolidated financial statements of Genesys S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities Exchange Commission.

Montpellier, May 15, 2003

ERNST & YOUNG AUDIT

Represented by
Antoine Peskine